Exhibit 10.29

                                LICENSE AGREEMENT

AGREEMENT made as of the 29th day of January 2004 by and between H.E.R.C. Products Incorporated, a Delaware corporation, having its principal office at 1420 Columbus Avenue, Portsmouth, Virginia 23704 ("Licensor"), and Seiwa Pro Co., Ltd., a corporation organized under the laws of Japan, having its principal office at 2-3-20 Bessho Matsubara Osaka, Japan Postal code 580-0005 ("Licensee").

WHEREAS, Licensor is the owner of certain patented processes and trademarks; and

WHEREAS, Licensor develops and manufactures certain products intended for use in connection with such patented processes and marketed under such trademarks; and

WHEREAS, Licensor has obtained National Sanitation Foundation (NSF International, Ann Arbor, Michigan), ANSI/NSF Standard 60 and Standard 61 listings for its products and Licensor's facility for manufacturing same;

WHEREAS, Licensor has developed and owns certain trade secrets and ancillary know-how regarding such processes and products which Licensee does not presently possess;

WHEREAS, Licensor has developed patented technology and confidential proprietary information, processes and trade secrets specifically designed for the closed-loop chemical cleaning of potable and non-potable based marine, municipal and industrial water pipe systems and vacuum waste pipe line systems, processed water systems, fire protection systems, and well cleaning and cooling tower proprietary chemical formulations; and

WHEREAS, Licensee desires to acquire certain rights to such patented processes and trademarks, and desires to have at its election the opportunity to access such trade secrets and know-how and to purchase such products, and is prepared to limit its use thereof strictly to the licensed applications within and outside the geographic territory as specified by Licensor;

WHEREAS, the parties desire that Licensor grant to Licensee a license to use the patented processes, and at the election of the Licensee the opportunity to purchase products and utilize trade secrets, know-how and certain trademarks relating thereto, within and outside the territories granted for the Licensed Purpose set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained, the parties hereto agree as follows:

     1. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

     (a) "Affiliate" of a Person means a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the first Person. "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

     (b) "Agreement" means this License Agreement, including the Schedules hereto.

     (c) "Applicable Law" means all applicable provisions of all (i) constitutions, treaties, statutes, laws (including the common law), rules, regulations, ordinances, codes or orders of any governmental authority,
     (ii) governmental approvals and (iii) orders, decisions, injunctions, judgments, awards and decrees of or agreements with any governmental authority.

     (d) "Gross Selling Price" means the total dollar amount of consideration realized for rendering cleaning and water treatment services or sales of products under the Licensed Purpose for the purpose of computing royalties.

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     (e)  "Gross  Transfer Price" means the total dollar amount of consideration realized for the sale, assignment or other disposition of the Licensed Patents to any Person other than an Affiliate of the Licensee for the purpose of computing the License Transfer Fee.

     (f) "H.E.R.C. Proprietary Rights" means each of the Licensed Patents, and the Related Products, Related Trademarks, Related Method, and Related Know-how and Trade Secrets, as each is defined hereinafter.

     (g) "Licensed Patents" means each of those issued and pending patents owned by Licensor as set forth on Schedule A hereto.

     (h) "Licensed Purpose" means the use of the Licensed Patents and Proprietary Technology in connection with the cleaning of marine ship piping systems, municipal potable distribution systems, commercial, institutional and industrial infrastructure and facilities piping, water well rehabilitation, and fire protection sprinkler systems, including at the election of the Licensee use of the Related Method and Related Products in the Territory for the cleaning of marine ship piping systems, municipal potable water distribution systems, commercial, institutional and industrial infrastructure and facilities piping, water well rehabilitation, fire protection sprinkler systems.

The Licensed Purpose can include boilers, cooling towers, chill water systems, closed loop systems or industrial utility systems where Herc's Proprietary Equipment, Products or Know How is utilized by the Licensor.

     (i) "Person" means natural person, firm, partnership, association, corporation, company, limited liability Company Limited Liability Company, limited partnership, trust, business trust, governmental authority or other entity.

     (j) "Related Know-how and Trade Secrets" means any information, including, without limitation, invention records, research records and reports, development reports, experimental and other engineering reports, designs, production specifications, raw material specifications, quality control reports and specifications, drawings and photographs, models, tools and parts, manufacturing and production techniques, processes, methods, marketing surveys, or any other information possessed by Licensor, whether or not considered proprietary, relating to the Licensed Patents, Related Products and/or Related Method;

     (k) "Related Method" means each proprietary method, developed and owned by the Licensor of cleaning and/or treating potable water and waste water systems;

     (l) "Related Products and Equipment" means each of the products set forth on Schedule B hereto, including cleaning solutions having ANSI/NSF Standard 60 listing and equipment patented for use with the Related Method as cleaning aids for potable water distribution systems and waste water collection systems, together with each of those new or additional products that Licensor and Licensee may expressly add to this Agreement from time to time under the provisions hereof;

     (m) "Related Trademarks" means each of the trademarks set forth at the on Schedule C hereto (including the various stylized formats of such trademarks heretofore used by Licensor or its other licensees), together with each of those new or additional trademarks that Licensor and Licensee may expressly add to this Agreement of the Licensee from time to time;

     (n) "Royalty-Based Services" means services rendered and related products sold in connection with the practice of the Licensed Patents for the Licensed Purpose; and

     (o) "Territory" means those territories set forth as "exclusive" on Schedule D hereto.

     2. License Grant; Licensor Reservations; FirstRights of Refusal; Right to Practice. Subject to the terms and conditions set forth herein:

     (a) Exclusive License Within Territory. Licensor hereby grants to Licensee during the term of this Agreement, the exclusive license to make, use and sell services and products embodying or made in accordance with the inventions of the Licensed Patents within the Territory for the Licensed Purpose only, subject to Licensor Reservations under Section 2(b) hereinafter.

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     (b)  Sub-Licensing Within the Territory. Licensor hereby grants to Licensee during the term of this Agreement the right to sub-license within the Territory with the prior approval of the Licensor. Any License Fee or exchange of compensation for the Sub-License, and all Royalties or fees from the Sub-License, shall be split between the Licensee and the Licensor 50%-50% for the duration of this Agreement. If this Agreement is terminated under Section 8 of this Agreement the Licensor has the right to provide a direct license to the Sub-Licensee at its discretion.

     (c) Licensor Reservations. Licensor hereby reserves during the term of this Agreement the rights granted under Section 2(a) to make, use and sell services and products otherwise granted exclusively to the Licensee under
     Section 2(a) hereof, including the practice of the Licensed Patents and elective rights granted under Section 4(a)-(b) for the use of Related Products, Related Method, and Related Trademarks within the Territory and Expansion Territory for the Licensed Purpose and any and all other places and purposes.

     (d) Separate and Full Consideration. The License granted under Section 2(a) above for Licensed Patents shall serve as separate and full consideration under the terms of this Agreement in exchange for all of Licensee's duties and obligations. In the event that the validity of any of said H.E.R.C. Proprietary Rights may be challenged or held invalid or unenforceable, then this Agreement shall in all other respects remain valid and enforceable.

     (e) Limitations. Notwithstanding the grant of Section 2(a) of this Agreement, no license is granted or implied by this Agreement under any patent of Licensor other than the Licensed Patents granted under this Agreement, whether or not the claims of such other patent, know-how, trademark, product or method dominate the claimed invention of any Licensed Patents, Related Products and Related Method, Related Know-how and Trade Secrets, and Related Trademarks.

     (f) Right to Practice Outside Territory and Expansion Territory. Licensor hereby grants to Licensee during the term of this Agreement the non-exclusive right to make, use and sell services and products embodying or made in accordance with the inventions of the Licensed Patents outside the Territory and the Expansion Territory for the Licensed Purpose only, upon prior written application notice to the Licensor, subject to the written approval of a specific location therefore by Licensor prior to the commencement of the practice of the Licensed Patents therein. Licensor approval to practice outside the Territory and Expansion Territory shall not be unreasonably withheld; provided, that Licensor's disapproval based upon, but not limited to, the Licensor's good faith intention to license to others the Licensed Patents and elective rights under Section 4(a)-(b) or practice the Licensed Patents within the geographic territory and territories contiguous thereto shall be conclusively deemed to be reasonable.

     (g) First Right of Refusal Outside of Territory. The written approval to practice outside the Territory and Expansion Territory, if granted by Licensor under Section 2(e), shall provide the grant to the Licensee of an exclusive first right of refusal to license the Licensed Patents outside the Territory and the Expansion Territory for the Licensed Purpose only, and the elective rights granted under Section 4(a)-(b) for the use of Related Products, Related Method, and Related Trademarks, within the territory as defined in the Licensor written approval under the terms similar to this Agreement and subject to Section 2(b)-2(d).

     3. License Fee; Reserved Royalty; Minimum Royalties; Non-Practice Termination; Elective Inventory Purchases; Transfer Fee.

     (a) License Fee and Pre-paid Royalty. Upon execution of the Agreement, the Licensee shall in consideration for executing the Agreement, pay to the Licensor as a License Fee the amount of zero dollars US ($0 US); and shall pay to the Licensor as a pre-paid Royalty the amount of five hundred thousand dollars US ($500,000.00 US). The $500,000.00 US shall be forwarded in two payments of $250,000.00 US each. The first $250,000.00 US shall be paid within 7 business days of the signing of this agreement. The second $250,000.00 shall be paid upon the 6 month6 month anniversary of the signing of this agreement if there is no material deviation in Licensor's operation from its business plan in Japan which was submitted to Licensee prior to this Agreement date. If there is a significant deviation in Licensor's operation from its business plan, both parties will negotiate the terms and conditions of the second payment after the 6 month period. The pre-paid Royalty will be paid back to the Licensee by the Licensor through the Reserved Royalty per 3(b). If at the end of 5 years from the date of this License Agreement there is any Pre-paid Royalty still owed the Licensee, the Licensor shall pay back the balance of the Pre-paid Royalty still remaining or the balance can be converted into stock of the Licensor by mutual agreement of the Licensee and Licensor. The Pre-paid Royalty shall accrue interest at 2.25% per annum for the first 6 months of this agreement and 4.5% per annum thereafter calculated on the balance remaining at the year-end of each anniversary of this agreement.

     (b) Reserved Royalty. The Licensee shall pay to Licensor a royalty as indicated in Schedule F attached hereto annually on the Gross Selling Price of Royalty-Based Services from the practice of the Licensed Patents and Proprietary Technology by the Licensee under the license granted under
     Section  2  of  this  Agreement.

     (c) Minimum Royalty. The Licensee shall pay to Licensor royalties as stated in Section 3(b), but, for the purpose of maintaining the Exclusive License to the Licensed Territory, in no event shall royalties for a license year for practice of Licensed Patents in the Territory be less than the Minimum Royalty during each of the license years as indicated in Schedule E attached hereto, net to Licensor after taxes, if any, withheld at the source and payable on or before the 10th day of the first calendar month of each License Year after the initial license year of this Agreement.

     (d) Non-Practice Termination. Licensor may, by written notice to Licensee within thirty (30) days after receipt of the last report for any license year after the initial term as extended under Section 8(a), terminate this Agreement if Licensee has not sufficiently practiced the Licensed Patents during the preceding license year sufficient to generate an amount of reserved royalty under Section 3(b) greater than or equal to the amount of Minimum Royalty as provided by Section 3(c) of this Agreement.

     (e) Transfer Fee. The Licensee shall pay to Licensor a License Transfer Fee of fifty percent (50%) of the Gross Transfer Price for the transfer, sale, assignment or other disposition of the Licensed Patents by the Licensee or its Affiliate within thirty (30) days thereof.

     4.  License  Related  Products,  Related  Method  and  Licensee  Elections.

     (a) Related Products and Related Method. Licensee may in its sole discretion elect to contract with Licensor independent of this Agreement for the non-exclusive use, marketing, sale and provision of the Related Products, Related Method, and Related Know-how and Trade Secrets in connection with the practice of the Licensed Patents for the Licensed
     Purpose within the Territory and to employ the Licensed Patents in connection therewith upon terms reasonably agreed upon in writing by the parties; provided, however, that Licensee expressly agrees that all chemical products utilized in the practice of the License shall be exclusively sole sourced from the Licensor to the Licensee from License
     Related Products at the Standard Wholesale Price (as defined in Section 7(d), below).

     (b) Related Trademarks Election. Licensee may in its sole discretion elect to contract with the Licensor independent of this Agreement for the non-exclusive use of the Related Trademarks in the Territory in connection with the marketing, provision and sale of the Related Products and Related Method upon terms reasonably agreed upon in writing by the parties; provided that Licensee hereby acknowledges that its rights under this subsection (b) shall only provide Licensee with the right to use the Related Trademarks for advertising and marketing purposes in order to denote the origin of the Related Products and Related Method.

     (c) Training Election. Licensee may at its sole discretion elect to contract with Licensor to train qualified employees of the Licensee ("Employees") in the application, provisions and operation of the Licensed Purpose, including the utilization of the Licensed Patents, Related Products, Related Method, and Related Know-how and Trade Secrets under terms and at a location or locations reasonably agreed upon in writing by the parties.

     (d) Testing of Samples Election. Licensee may at its sole discretion elect to contract with Licensor to have Licensor shall provide testing of pipe or materials in connection with the Licensed Purpose under terms reasonably agreed upon in writing by the parties.

     (e) Special Jobs Assistance. Licensee may at its sole discretion elect to contract with the Licensor to assist Licensee for special jobs and/or situations encountered by Licensee in connection with the provision, conduction and performance of the Licensed Purpose, including, without limitation, consulting services, telephonic advice and on-site inspection and analysis, prime contract referral services, subcontract services, equipment rentals, and equipment design specification services, on terms to be reasonably agreed upon in writing by the parties at the time such assistance is requested by Licensee.

     5.  Duties  and  Covenants  of  Licensee.

     (a) Incorporation of New Developments. Any developments, upgrades, enhancements or improvements to the Licensed Patents, Related Products, and/or Related Method shall, upon the request of Licensor, be adopted and implemented by Licensee, at Licensee's cost, in connection with Licensee's provision and performance of the Licensed Purpose.

     (b) Express Covenant of Development and Practice. Licensee shall use its best efforts to identify potential customers and investigate and pursue all sales leads referred to it by Licensor, develop and practice applications, secure purchase orders, and market, sell and provide the services and products under the Licensed Patents for the Licensed Purpose in the Territory for the mutual benefit of Licensor and Licensee; provided further, that Licensee shall not otherwise maintain the license without development and practice of the Licensed Purpose and otherwise hold the license for speculative purposes. Absent the best efforts of Licensee to develop and practice the Licensed Purpose, the tender of Minimum Royalty payments under Section 3(c) for the continuing maintenance of the license thereby shall be conclusively deemed as holding the license for speculative purposes contrary to the intention of the parties to the Agreement, and as such shall constitute the failure to comply with a material provision of the Agreement.

     (c) Quarterly Reports. During the term hereof, Licensee shall provide Licensor on the 10th day after the end of each license year quarter, a report on the application of the Licensed Patents and sale of potable water and waste water cleaning products and services, identifying each project worked on (with site address), a physical description of the realty (e.g., municipality streets/treatment plants, warehouse, office building, etc.), and the number of linear feet of each system cleaned and/or treated.

     (d) Reserved Royalty Payments. On the 10th day of the month after the end of each license year quarter, Licensee shall tender payment of a reserved royalty payment remittance on the practice application of the Licensed
     Patents identified in the Section 5(c) quarterly reports pursuant to Sections 3(b) after credit for the Minimum Royalty paid in subsequent license years under Section 3(c) of this Agreement. In the event a reserved royalty payment obligation for any license year is an amount less than Minimum Royalty paid in a subsequent year, there shall not be a carryforward credit of the amount of Minimum Royalty paid in excess of the actual reserved royalty payment obligation otherwise required to be remitted. A reserved royalty payment will be offset by then outstanding pre-paid Royalty

     (e) Licensed Purpose Records; Audits. During the term hereof and for a period of two (2) years after the termination thereof, Licensee agrees to keep true and accurate records, files, and books of account containing all the data reasonably required for the full computation and verification of the reserved royalties to be paid by the Licensee to the Licensor on the practice application of the Licensed Patents herein granted and the information to be given in the reports provided for in Section 5(c) hereof; and Licensee further agrees to permit its books and records to be examined from time to time to the extent necessary to verify such reports, such examination to be made at the expense of the Licensor by an auditor appointed by Licensor who shall be acceptable to Licensee, or by a certified public accountant appointed by Licensor; provided that only those royalties paid or payable by Licensee to Licensor within two (2) year period immediately preceding the start of the audit, and their supporting records, files, and books of account shall be subject to audit.

     (f) Expenses. Licensee shall pay all of its expenses incurred in connection with fulfilling its obligations under this Agreement.

     (g) Compliance with Environmental Laws of All Relevant Jurisdictions. Licensee acknowledges and agrees that it is the responsibility and obligation of the Licensee to determine at the time of disposal of the spent solution (containing dissolved or suspended scale and sediment as a result of the practice application of the Licensed Patents), whether such solution meets Resource, Conservation, and Recovery Act ("RCRA") or such other foreign jurisdiction criteria for hazardous waste. Licensee acknowledges and agrees that all direct and residual biomasses and byproduct generated by the practice application of the Licensed Patents shall be the property of the Licensee and/or the owner of the water system to which the Licensed Patents are being applied in practice and that Licensor shall have no responsibility therefor. Licensee agrees to undertake to contain, transport and dispose of all such biomass and byproduct in accordance with all Applicable Laws and regulations of all relevant federal, state and local jurisdictions, whether foreign or domestic, at no cost to Licensor.

     (h) Compliance with Laws; Foreign Corrupt Practices Act. Licensee warrants that, to its knowledge, its compliance with the terms and conditions of this Agreement will not violate any Federal, state or local laws, regulations or ordinances now or hereafter enacted or any third-party agreements, including but not limited to the Foreign Corrupt Practices Act, 15 USC Section 78 or successor statute(s). Upon request of Licensor, the Licensee shall issue certificates certifying compliance with any of the aforementioned laws, regulations or ordinances as may be applicable to the Licensed Patents and Method and/or services being furnished pursuant hereto.

     (i) The Licensor has chosen Licensee on the basis of Licensee's experience and qualifications, including Licensee's reputation for ethical business conduct and compliance with applicable laws. In light of Licensee's qualifications, the Licensor believes and expects that Licensee will maintain its ethical conduct and avoid any activity that might result in a violation of the U.S. Foreign Corrupt Practices Act or other applicable U.S. or local law.

     (ii) In the event that the Licensor should believe, in good faith, that Licensee has violated the U.S. Foreign Corrupt Practices Act, this Agreement will become subject to termination as provided in Section 8 of this Agreement.

     (iii) Licensee affirms that it has not and agrees that it will not, in connection with the transactions contemplated by this Agreement or in connection with any other business transactions involving the Licensor, make or promise to make any payment or transfer anything of value, directly or indirectly,

     (1) to any governmental official or employee (including employees of government corporations);

     (2) to any political party, official of a political party or candidate (or to an intermediary for payment to any of the foregoing),

     (3) to any officer, director, employee, or representative of any actual or potential customer of the Licensor;

     (4) to any officer, director, or employee of the Licensor or any of its affiliates; or

     (5) to any other person or entity if such payment or transfer would violate the laws of the country in which made or the laws of the United States. It is the intent of the parties that no payments or transfers of value shall be made which have the purpose or effect of public or commercial bribery, acceptance of or acquiescence in extortion, kickbacks, or other unlawful or improper means of obtaining business. This section shall not, however, prohibit normal and customary business entertainment or the giving of business mementos of nominal value.

     (iv) The U.S. Foreign Corrupt Practices Act makes it unlawful, among other things, for a U.S. company or anyone acting on its behalf to make or offer payment, promise to pay, or authorize the payment of anything of value to

     (1) any officer or employee of, or any person acting in an official capacity for, a foreign government or any department, agency, or corporation thereof, or any foreign political party, party official, or candidate; or

     (2) any person, while knowing that all or a portion thereof will be offered, given or promised, directly or indirectly, to anyone described in
     (i)  above,  for  the  purpose  of

     (a) influencing any act or decision by such person in his official capacity, or

     (b) inducing him to use his influence with a foreign government to affect, either by action or inaction, any act or decision of such government to obtain or retain business for any person.

The Licensee acknowledges receipt of a copy of the U.S. Foreign Corrupt Practices Act, confirms its understanding of the provisions of the Act, and agrees to comply with those provisions and to take no action that might cause the Licensor to be in violation of the Act.

     (v) Licensee agrees that it will, at the request of the Licensor, and at least annually, certify that it has not, and to its knowledge no other person, including but not limited to every employee, representative, and agent of the Licensor has made, offered to make, or agreed to make any loan, gift, donation, or other payment, directly or indirectly, whether in cash or in kind to or for the benefit of any candidate, committee, political party or faction or government subdivision or any individual elected, appointed or otherwise designated as an employee or officer thereof to secure or retain business. Licensee further agrees that should it learn of or have reason to know of any such payment, offer, or agreement to make a payment to a government official, political party, or political party official or candidate for the purpose of maintaining or securing business for the Licensor, it will immediately advise Licensor of such knowledge or suspicion.

     (vi) Licensee affirms that it has disclosed to the Licensor that no government official or candidate has any ownership interest, direct or indirect, in the Licensee or in the contractual relationship established by this Agreement. In the event that during the term of this Agreement there is acquisition of an interest in the Licensee or in this Agreement by a government official, Licensee agrees to make immediate disclosure to the Licensor and that this Agreement will become subject to termination as provided in Section 8 of this Agreement. For the purposes of this paragraph, "government official" means any officer or employee of the government or any department, agency, corporation, or instrumentality thereof or of any political party, including immediate family members or nominees of such officials.

     (vii) Licensee affirms that it has disclosed to the Licensor that no employee, officer, or director of Licensee is a government official or candidate. In the event that during the term of this Agreement there is a change in the information contained in this paragraph, Licensee agrees to make immediate disclosure to the Licensor and that this Agreement will become subject to termination as provided in Section 8 of this Agreement. For the purposes of this paragraph, "government official" means any officer or employee of the government or any department, agency, corporation, or instrumentality thereof or of any political party, including immediate family members or nominees of such officials.

     6.  Duties  of  Licensor-Notice  of  Improvements.

If there are any developments, upgrades, enhancements, and/or improvements to the Licensed Patents, Related Products, and/or Related Method, Licensor shall notify Licensee of same.

7.  Terms  of  Practice  Sales  Pricing  and  Pricing  of  Related  Products.

     (a) The prices Licensee charges for the practice application of the Licensed Patents or the cost of projects it performs within the Territory shall be established solely by Licensee and be under its sole and complete control. Should Licensor provide suggested prices or costs, Licensee is free to either follow those suggestions or not.

     (b) In using, marketing and providing the Method, Licensee shall use only License Related Products purchased from Licensor, or a source authorized by Licensor, in accordance with this Section. In addition, Licensee shall use the License Related Products only in connection with marketing and providing the Method.

All of the sales of the License Related Products to Licensee shall be made under the provisions of this Agreement. Any documents that either party may use from time to time for their mutual convenience such as purchase orders or sales acknowledgment forms shall be deemed to be for administrative convenience only and the terms and conditions of this Agreement shall supersede and take precedence over any similar terms and conditions which conditions, which may be contained on any such forms.

     Licensor shall charge Licensee its "Standard Wholesale Price" for the License Related Products, which shall be the price Licensor may establish for the License Related Products, from time to time, as in effect on the date of receipt of Licensee's purchase order. Licensor shall properly pack all License Related Products for shipment. Shipment of License Related Products described on a purchase order shall constitute acceptance of the purchase order on the terms contained in this Agreement.

     Licensee shall pay for all Licensed Products thirty (30) days after receipt of Licensor's invoice, F.O.B. Licensor's plant Portsmouth, Virginia, freight collect. Licensee shall pay a penalty of 1% per month on any invoice thirty five (35) days or older. Risk of loss of the goods shall pass to Licensee upon delivery by the Licensor to the shipping company for delivery to Licensee, F.O.B. Licensor's plant. Title to the goods shall remain with the Licensor until Licensor receives full payment therefore.

     8.  Term  and  Termination.

     (a) This Agreement shall commence on 1st day of February 2004 and shall continue for a period of five (5) years from date commencement. This Agreement will be renewed automatically if the Minimum Royalty per Schedule E is achieved during the Licensed Period or may be renewed by mutual agreement under the terms of this Agreement for a five (5) year extension hereof.

     (b) Subject to Section 3(d), either party hereto may terminate this Agreement prior to its expiration if the other party fails to comply with any material provision of this Agreement. In the event of such failure, written notice thereof must be given to the defaulting party, which will have ten (10) days to cure. Should cure not be affected within that time, this Agreement shall, at the option of the non-defaulting party, terminate at the end of the cure period. In addition to such right to terminate this Agreement, the non-defaulting party shall have all other rights, powers and remedies afforded by law or equity, including, but not limited to, the right to specific performance.

     (c) In the event that (i) a voluntary petition in bankruptcy is filed by Licensee or Licensor, or (ii) an involuntary petition in bankruptcy is filed against Licensee or Licensor and is not dismissed within thirty (30) days thereafter, or (iii) a receiver or trustee of any of Licensee's or Licensor's property is appointed and not vacated within thirty (30) days thereafter, or (iv) Licensee or Licensor shall be adjudged insolvent or (v) an assignment shall be made of Licensee's or Licensor's property for the benefit of creditors, Licensor or Licensee shall have the right to terminate this Agreement immediately upon providing notice to Licensee or Licensor of such termination.

     (d) In the event that any act, regulation, directive, or law of a jurisdiction within the Territory, including any legislature, department, agency or court, should make impossible or prohibit, restrain, modify or limit any material act or obligation of Licensee under this Agreement, Licensor shall have the right, at its option, to suspend or terminate this Agreement, or to make such modifications therein as may be necessary.

     (e) In the event that any act, regulation, directive, or law of a jurisdiction within the Territory, including any legislature, department, agency or court, should make impossible or prohibit, restrain, modify or limit any material act or obligation of Licensor under this Agreement, Licensee shall have the right, at its option, to suspend or terminate this Agreement, or to make such modifications therein as may be necessary.

     9.  Obligations  at  Termination.  Upon  termination  of  this  Agreement:

     (a) Licensee shall no longer be authorized to market, provide, sell or use the Licensed Patents or any elected Related Products, Related Method, Related Trademarks, and Related Know-how or Trade Secrets;

     (b) Licensee shall promptly pay all amounts owing to Licensor including any such amounts which amounts which might become due at some future date because of accrued but unpaid reserved royalties and any deferred payment or credit agreements. Licensor shall also promptly pay all amounts owing to Licensee which might be due under the prepaid royalties, interest and any deferred payment or credit agreements.

     (c) Upon the termination of this Agreement by either party hereto, Licensee will return to the Licensor and agrees not to take, retain or thereafter use, in any way, any customer correspondence, customer lists, application handbooks, technical letters, products samples, confidential data, memoranda or information of the Licensor (or any copies thereof);

     (d) Licensee will remove and discontinue the use of any sign or any other designation containing any elected Related Trademarks. Should such Related Trademarks be printed on any of Licensee's letterhead or other written documents, the written documents shall promptly be reprinted so as to remove any such Related Trademarks. Licensee shall promptly return to Licensor all sales and promotional material bearing the Related Trademarks; and

     (e) The obligations of the parties under Section 9 hereof and Licensee's obligations under Sections 5(d)-(h), 11 and 12 hereof and to make payments to Licensor in accordance with the terms of this Agreement shall survive the termination of this Agreement for any reason.

10.  Indemnification  and  Insurance.

     (a) Licensor hereby indemnifies and agrees to hold Licensee harmless from any loss or claim, including reasonable attorneys' fees and costs, arising out of (i) the breach by Licensor of any of its representations, warranties, covenants or obligations hereunder, and/or (ii) the infringement or alleged infringement of any United States or foreign patent owned by any third party as a result of the sale, provision of, or use of the Licensed Patents, Related Method or Related Products by Licensee in accordance with the terms of this Agreement, provided that Licensee gives Licensor immediate notice of any such loss or claim and cooperates fully with Licensor in the handling of such claims.

     (b) Licensee hereby indemnifies and agrees to hold Licensor harmless from any loss or claim, including reasonable attorneys' fees and costs, arising out of (i) the breach by Licensee of any of its representations, warranties, covenants or obligations hereunder and/or (ii) the acts of Licensee or its agents, employees, or representatives in the provision, installation, application, use, sale or servicing under any of the Licensed Patents, Related Products or Related Method.

     (c) Each party shall name the other as an additional insured on a policy of insurance providing for completed operations coverage, including public liability and property damages, in an amount of at least $2,000,000 per occurrence with a deductible of no more than $25,000 per occurrence. Each party shall provide the other with a certificate of such insurance upon request.

     11.  Confidentiality.

     (a) Licensee acknowledges that (i) as a result of the licenses granted hereunder, Licensee has obtained and will obtain secret and confidential information concerning the H.E.R.C. Proprietary Rights, (ii) the Licensor will suffer substantial damage which will be difficult to compute if, during the term of this Agreement or thereafter, Licensee should enter a business competitive with the Licensor or divulge confidential information; and (iii) the provisions of this Agreement are reasonable and necessary for the protection of the business of the Licensor.

     (b) Licensee agrees that, during the term of this Agreement and thereafter, it shall not use or disclose, directly or indirectly, to any person, organization or company, any of the H.E.R.C. Proprietary Rights or any confidential data, inven-tions, discoveries, improvements, designs, systems developments, devices, acquired by, disclosed to, or which come to Licensee's attention or knowledge as a licensee of the Licensor, except for use in connection with this Agreement or under the express written direction of the Licensor.

     (c) If Licensee commits a breach, or threatens to commit a breach, of any of the provisions of this Section 11, the Licensor shall have the right and remedy: (i) to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed by Licensee that the License granted hereunder is of a special, unique and extraordinary character and that any such breach or threatened breach will cause irreparable injury to the Licensor and that money damages will not provide an adequate remedy to the Licensor; (ii) to require Licensee to account for and pay over to the Licensor all damages suffered by the Licensor as a result of any transactions constituting a breach of any of the provisions of this Section 11 and Licensee hereby agrees to account for and pay over such damages to the Licensor.

     Each of the rights and remedies enumerated in this Section 11(c) shall be independent of the other, and shall be severally enforceable, and such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Licensor under law or equity.

     In  connection  with  any  legal  action  or proceeding arising out of this
     Section 11, the prevailing party in such action or proceeding shall be entitled to be reimbursed by the other party for the reasonable attorneys' fees and costs incurred by the prevailing party.

     (d) If Licensee shall violate any covenant contained in this Section 11, the duration of such covenant so violated shall be automatically extended for a period of time equal to the period of such violation.

     (e) If any provision of this Section 11 is held to be unenforceable because of the scope, duration or area of its applicability, the tribunal making such determination shall have the power to modify such scope, duration, or area, or all of them, and such provision or provisions shall then be applicable in such modified form.

     12.  Protection  of  H.E.R.C.  Proprietary  Rights.

     (a) Nothing contained in this Agreement shall be construed as an assignment or grant to Licensee of any right, title or interest in and to the H.E.R.C. Proprietary Rights, it being agreed that all rights relating to the H.E.R.C. Proprietary Rights are reserved by Licensor except for and to the extent such rights are licensed hereunder. Licensee agrees, at Licensor's request and expense, to take such action as is appropriate or necessary to protect Licensor's interest in and to any copyright, patent, trade secret, trademark or other rights relating to the H.E.R.C. Proprietary Rights. Licensee shall execute such applications, documents and registrations on behalf of Licensor as may be reasonably requested by Licensor therefor;

     (b) Any improvements made by Licensee or Licensor to the H.E.R.C. Proprietary Rights, whether or not said improvements are patentable or patented shall be deemed vested solely in Licensor and made available promptly to Licensee for use hereunder provided that same shall be sole property of Licensor, and Licensee hereby assigns such improvements to Licensor. Licensor hereby agrees that Licensee shall be free to use such improvements during the term of and pursuant to this Agreement without payment of any additional compensation to Licensor; and

     (c) Licensee hereby acknowledges the value of the publicity and goodwill associated with the H.E.R.C. Proprietary Rights and acknowledges that any goodwill, copyright, patent, trademark and any other rights and titles in and to the H.E.R.C. Proprietary Rights, their design, representation and character, and adaptations, treatments and the name thereof, exclusively belong to and/or are controlled by Licensor. Licensee undertakes and agrees not to use the H.E.R.C. Proprietary Rights in any manner whatsoever which would materially harm or damage the value of the H.E.R.C. Proprietary Rights and to only use such rights in accordance with and under the terms of this Agreement.

     13.  Infringement  of  H.E.R.C.  Proprietary  Rights  by  Third  Parties.

Licensee shall promptly notify Licensor in writing of any apparent unauthorized use or infringement or imitations by others of any of the H.E.R.C. Proprietary Rights which may come to Licensee's attention. Promptly after receipt of such notice, Licensor and Licensee and their respective legal counsel will meet to jointly discuss what action, if any, Licensor and/or Licensee may take with respect to such alleged infringement. After such discussions, Licensor shall, based upon advice of its legal counsel but in its sole and absolute discretion, determine what action, if any, will be taken by Licensor and Licensee with respect to such alleged infringement. In no event may Licensee take any such action without the prior written consent of Licensor. In furtherance thereof, Licensor, if it so determines, may (i) commence or prosecute any claims or suits in its own name; or (ii) join Licensee as a party thereto; or (iii) upon written notice to Licensee, authorize and direct Licensee to commence or prosecute any such claims or suits in the name of Licensee, and Licensee agrees to diligently prosecute same if so directed. Licensee agrees to cooperate fully in any action at law or in equity undertaken by Licensor or Licensee against such unauthorized use, infringement or imitation. Licensor agrees that all expenses incurred by Licensee under this Section in connection with any such action shall be borne by Licensor, and all recoveries therein shall be for Licensor's exclusive benefit.

     14.  Adjudication  of  Licensed  Patents.

     (a) Should any patent licensed hereunder be declared invalid or not infringed or limited in scope by a final decision of a court or other tribunal of competent jurisdiction in the country in which said patent was granted binding on all persons in all parts of said country, then the construction placed upon said patent by said court or other tribunal shall be followed by the parties hereto from and after the date of entry of the decree of said court or tribunal and fees and royalties for the practice application of Licensed Patents under Section 2, or sales or use of Related Products and Related Method under Section 4 which are solely dependent upon such patent construction shall thereafter be payable only in accordance with such construction. Fee and royalty obligations under Section 3 otherwise due shall be the continued obligation of the Licensee.

     (b) Nothing in this Agreement precludes Licensee from contesting the validity of any patent licensed herein. In the event that evidentiary material comes to the attention of Licensee subsequent to the Effective Date which, in Licensee's judgment, bears on the validity or scope of any patent licensed herein, Licensor will in good faith discuss the material with Licensee and will negotiate in good faith a modification of this Agreement.

     15.  Force  Majeure

If performance of this Agreement is interfered with for any length of time by an act of God, war, civil commotion, earthquake or other similar occurrences which are beyond the control of either party, neither party shall be held responsible for non-performance of this Agreement for such a length of time. Either party shall use its best efforts to minimize the effects, if possible, which any such cause has upon its respective obligations under this Agreement.

     16.  Miscellaneous.

     (a) Assignment. The License granted in this Agreement shall be binding upon any successor of Licensor in ownership or control of the Licensed Patents and the obligations of Licensee, including but not limited to the obligation to make reports and pay royalties, shall run in favor of any such successor and of any assignee of Licensor's benefits under this Agreement. Licensor may assign this Agreement to any person to whom its business or any of the H.E.R.C. Proprietary Rights is transferred. Licensee may assign this Agreement, subject to prior written approval by Licensor, to any person and the obligations, duties and covenants of Licensee, including but not limited to the obligation to develop and practice the Licensed Patents for the Licensed Purpose, make reports and pay royalties, shall run in favor of Licensor and are binding on any assignee of Licensee's benefits and obligations under this Agreement. A change of ownership or control of Licensee of fifty percent (50%) or more of the voting stock or interest of Licensee shall require the written consent of Licensor to allow Licensee to continue practice the patents under this
     Section  15(a).

     (b) Failure to Enforce. The failure of either party to enforce at any time or for any period of time any of the provisions of this Agreement shall not be construed as a waiver of such provisions or of the right of the party thereafter to enforce each and every such provision. Any such waiver must be in writing.

     (c) Relationship of the Parties. The relationship of the parties to this Agreement is licensor and licensee. Licensee and its agents and employees shall not be deemed agents or representatives of the Licensor. Neither Licensee nor Licensor shall have any right to enter into contract or commitment in the name, or on behalf of, the other, or to bind the other in any respect whatsoever.

     (d) Notice. All notices to be given hereunder to Licensor shall be in writing and sent to the address set forth below, or to such other address as may be subsequently designated by the parties hereto:

H.E.R.C.  Products  Incorporated
1420  Columbus  Avenue
Portsmouth,  Virginia  23704
Attention:  S.  Steven  Carl,  CEO

     with  a  copy  to:

John  A.  Gulick  III,  V.P.-Office  of  General  Counsel
H.E.R.C.  Products  Incorporated
23845  N.  74th  Street
Scottsdale,  Arizona  85255

All notices to be given hereunder to Licensee shall be in writing and sent to the address set forth below, or to such other address as may be subsequently designated by the parties hereto:

Seiwa  Pro  Co.,  Ltd.
2-3-20  Bessho  Matsubara
Osaka,  Japan
Postal  code  580-0005
Attention:  Masaaki  Okuda,  CEO

     with  a  copy  to:

Seiwa  Pro  Co.,  Ltd.
2-3-20  Bessho  Matsubara
Osaka,  Japan
Postal  code  580-0005
Attention:  Masaaki  Hashimoto,  Director

Notices shall be deemed given upon delivery by hand, by facsimile transmission or by overnight courier, and three days after being deposited in the U.S. mail. Either party may change its effective address by giving thirty (30) days notice of the new address in the manner provided in this Section.

     (e) Severability. In the event that any provision hereof is held to be invalid or void by any court of competent jurisdiction, the same shall be deemed severed from the remainder of this Agreement, and shall in no way affect any other provision hereof. If any provision shall be deemed invalid as being unduly broad, such provision shall be deemed valid to the extent permitted by law.

     (f) Blue Penciling. If any provision of this Agreement is held to be unenforceable because of the scope, duration or area of its applicability, the tribunal making such determination shall have the power to modify such scope, duration or area, or all of them, and such provision or provisions shall then be applicable in such modified form.

     (g) Jurisdiction; Governing Law. In the event of any dispute under this Agreement, then and in such event, each party hereto shall submit to the jurisdiction of the federal and state courts located in Norfolk, Virginia, United States of America, and neither party shall raise any objection to such venue. This Agreement and all amendments thereto shall, in all respects, be governed by and construed and enforced in accordance with the internal law (without regard to principles of conflicts of law) of the State of Virginia.

     (h) Entire Agreement. With the express exception of a third party confidentiality and non-disclosure agreement executed by the Parties on 29 July 2003, this Agreement constitutes the entire agreement between the parties concerning the subject matter and takes the place of all previous agreements or understandings, whether written or oral, respecting its subject matter. Any representation, promise, or condition in connection with such subject matter which is not incorporated in this Agreement shall not be binding upon either party. This Agreement may not be modified, renewed, extended, waived, and (except as provided in Section 8 hereof) terminated or amended except by a writing executed by all parties hereto. No modification, renewal, waiver, termination or amendment shall be binding upon the party against whom enforcement of such is sought without a writing executed by the parties. As used herein, the words "terminated" and "termination" include any and all means of bringing to an end prior to its expiration by its own terms this Agreement, or any provision thereof, whether by release, discharge, abandonment, or otherwise.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed in duplicate originals by its duly authorized officers or representatives on the date first written above.

LICENSOR:  H.E.R.C  Products  Incorporated



By:____________________________
Printed  Name:  S.  Steven  Carl
Title:  Chairman  &  CEO




LICENSEE:  Seiwa  Pro  Co.,  Ltd.



By:____________________________
Printed  Name:  Masaaki  Okuda
Title:  President  &  CEO
        -----------------

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                                   SCHEDULE A
                                Licensed Patents

                             "Method of Cleaning and
                  Maintaining Water Distribution Pipe Systems"
                               Applied for Patent
             (Japan. Pat. Appln. Ser. No. 521313/94 dtd. 03/22/1994)

     "Pipe System Cleaning and In-Line Treatment of Spent Cleaning Solution"
                               Applied for Patent
              (Japan Pat. Appln. Ser. No. 538767/98 dtd 03/04/1998)

              "Cleaning and Passivating Water Distribution Systems"
                               Applied for Patent
            (Japan Pat. Appln. Ser. No. 2000-573488 dtd. 10/04/1999)

                              South Korean Patents
       Method of Cleaning and Maintaining Water Distribution Pipe Systems
                                  Issued Patent
                         Ser. No. 355912 dtd. 03/22/2002

               Cleaning and Passivating Water Distribution Systems
                               Applied for Patent
                       Ser. No. 2001-7004107 on 10/04/1999

                                Malaysian Patents
  Method of Cleaning & Maintaining Potable Water Distribution Pipe Systems
                        With a Heated Cleaning Solution
                               Applied for Patent
                       Ser. No. PI95001617 dtd. 06/15/1995


                                   SCHEDULE B
                         Related Products and Equipment

                                   Line Out(R)
                             Pipe Klean(R) PreBlend
                                  Pipe Klean(R)
                                 Pipe Klean(R) C
                            Pipe Klean(R) Neutralizer
                                  Well Klean(R)
                                Well Klean II(R)
                             Well Klean(R) Preblend
                            Well Klean(R) Neutralizer

                         Mobile Recirculation Unit (MRU)


                                   SCHEDULE C
                               Related Trademarks

                                   Line Out(R)
                                  Pipe Klean(R)
                                Well Klean II(R)

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                                   SCHEDULE D
                               Exclusive Territory

                                      Japan
                                      China
                                     Taiwan
                                   South Korea
                                    Singapore
                                    Malaysia


                                   SCHEDULE E
                                 Minimum Royalty

License  Year                                 Minimum Royalty
      1                                             US  $0
      2                                          US$50,000
      3                                         US$100,000
      4                                         US$100,000
      5                                         US$100,000
     **                                         US$100,000

**  Per  annum  for  balance  of  term,  as  extended.


                                   SCHEDULE F
                             Annual Royalty Schedule

                              Sales  Amount               Royalty
                                  0-  US$1,000,000.00       10%
                      US$1,000,001.00-US$5,000,000.00        7.5%
                      US$5,000,001.00-US$10,000,000.00       5%
                      US$10,000,001.00  and above            3%

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